Exhibit 99.1
Investor Relations Contact:
Lori Owen
Xilinx, Inc.
(408) 879-6911
ir@xilinx.com
XILINX ANNOUNCES Q2 FISCAL 2012 RESULTS
SAN JOSE, CA, October 19, 2011— Xilinx, Inc. (Nasdaq: XLNX) today announced second quarter fiscal 2012 sales of $555.2 million, down 10% sequentially from the prior quarter and down 10% from the same quarter of the prior year. Second quarter net income was $126.3 million, or $0.47 per diluted share.
The Xilinx Board of Directors announced a quarterly cash dividend of $0.19 per outstanding share of common stock, payable on November 30, 2011 to all stockholders of record at the close of business on November 9, 2011.
Additional second quarter comparisons are represented in the charts below:
GAAP Results
(In millions, except EPS)

				Growth Rates
	Q2	Q1	Q2
	FY 2012	FY 2012	FY 2011	Q-T-Q	Y-T-Y

Net revenues	$555.2	$615.5	$619.7	-10%	-10%
Operating income	$154.8	$188.3	$222.7	-18%	-30%
Net income	$126.3	$154.4	$170.9	-18%	-26%
Diluted earnings per share	$0.47	$0.56	$0.65	-16%	-28%
“Sales growth during the September quarter was impacted by weaker than expected business conditions particularly in the Communications and Industrial and Other categories. In spite of declining sales, operating margin for the quarter was 28% as a result of higher-than-expected gross margin and a commensurate slow down of spending in recognition of the environment,” said Moshe Gavrielov, Xilinx President and Chief Executive Officer. “Additionally, we continued to demonstrate leadership on the 28-nm node by recently taping out our sixth device, achieving to date over 200 design wins, and shipping parts to 50 discrete customers.”

Net Revenues by Geography:

	Percentages			Growth Rates
	Q2	Q1	Q2
	FY 2012	FY 2012	FY 2011	Q-T-Q	Y-T-Y
North America	29%	30%	30%	-11%	-14%
Asia Pacific	31%	35%	35%	-21%	-21%
Europe	29%	26%	26%	1%	1%
Japan	11%	9%	9%	5%	11%
Net Revenues by End Market:

	Percentages			Growth Rates
	Q2	Q1	Q2
	FY 2012	FY 2012	FY 2011	Q-T-Q	Y-T-Y
Communications	44%	45%	48%	-12%	-18%
Industrial & Other	33%	34%	31%	-10%	-4%
Consumer & Automotive	16%	14%	15%	2%	-5%
Data Processing	7%	7%	6%	-17%	0%
Net Revenues by Product:

	Percentages			Growth Rates
	Q2	Q1	Q2
	FY 2012	FY 2012	FY 2011	Q-T-Q	Y-T-Y
New	54%	51%	44%	-5%	9%
Mainstream	22%	23%	27%	-15%	-28%
Base	20%	21%	25%	-14%	-27%
Support	4%	5%	4%	-14%	-2%
Products are classified as follows:
New Products: Virtex®-7, Kintex™-7, Virtex-6, Virtex-5, Spartan®-6, Spartan-3A and Spartan-3E product families
Mainstream Products: Virtex-4, Spartan-3, Spartan-II and CoolRunner™-II product families
Base Products: Virtex, Virtex-E, Virtex-II, Spartan, XC4000, CoolRunner and XC9500 product families
Support Products: Configuration products, HardWire, Software & Support/Services
Key Statistics:
(Dollars in millions)

	Q2	Q1	Q2
	FY 2012	FY 2012	FY 2011

Annual Return on Equity (%)*	23	25	32

Operating Cash Flow	$200	$238	$42

Depreciation Expense	$13	$14	$13

Capital Expenditures	$18	$14	$15

Combined Inventory Days	126	117	89

Revenue Turns (%)	51	57	48

*	Return on equity calculation: Annualized net income/average stockholders’ equity

Product Highlights
Xilinx continued to pioneer programmable systems integration leadership during the quarter achieving a number of key milestones:
•	Xilinx taped out the PLD industry’s first embedded systems platform, the Zynq™-7000 device. The Zynq-7000 product family combines an industry-standard ARM® dual-core Cortex™-A9 MPCore™ processing system with Xilinx 28-nm unified programmable logic architecture. With significant time-to-market leadership versus the competition, design win momentum for this product family is strong and broad-based. Current designs wins include applications in the automotive, defense, test and measurement and industrial, scientific and medical market segments.
•	The Company’s first Stacked Silicon Interconnect (SSI) product, Virtex-7 2000T FPGA, generated considerable design win activity during the quarter. This device, scheduled to ship in the December quarter, is the world’s highest-capacity programmable logic device delivering twice the capacity of competitive offerings, 2.8 times the systems bandwidth and 50-70% reduced system level power and cost via single chip FPGA integrations.
•	Xilinx has also delivered the third generation of integrated Agile Mixed Signal (AMS) at the 28-nm node. Now available across all product families, the highly flexible integrated AMS block eliminates a wide range of discrete analog functions and delivers a typical cost savings of $2-$7 along with greatly enhanced system level performance, board savings, and reliability. Xilinx is the only company to offer AMS at 28-nm. This innovative capability has been well received by customers across the board ranging from the cost-sensitive, low power markets addressed by Artix™-7 FPGAs, the enhanced reliability and high performance markets addressed by the Kintex-7 and Virtex-7 product families, and the embedded markets addressed by the Zynq-7000 product family.

Business Outlook — December Quarter Fiscal 2012
•	Sales are expected to be down 3% to down 8% sequentially.
•	Gross margin is expected to be approximately 64%.
•	Operating expenses are expected to be approximately $203 million, including approximately $2 million of amortization of acquisition-related intangibles.
•	Other income and expense is expected to be an expense of approximately $8 million.
•	Fully diluted share count is expected to be approximately 266 million.
•	December quarter tax rate is expected to be approximately 14%.

Conference Call
A conference call will be held today at 2:00 p.m. Pacific Time to discuss the second quarter financial results and management’s outlook for the December quarter. The webcast and subsequent replay will be available in the investor relations section of the Company’s web site at www.investor.xilinx.com. A telephonic replay of the call may be accessed later in the day by calling (855) 859-2056 and referencing confirmation code 12324688. The telephonic replay will be available for two weeks following the live call.
This release contains forward-looking statements and projections. Forward-looking statements and projections can often be identified by the use of forward-looking words such as “expect,” “believe,” “may,” “will,” “could,” “anticipate,” “estimate,” “continue,” “plan,” “intend,” “project” or other similar expressions. Statements that refer to or are based on projections, uncertain events or assumptions also identify forward-looking statements. Such forward-looking statements include, but are not limited to, statements related to the semiconductor market, the growth and acceptance of our programmable platforms, expected revenue growth, the demand and growth in the markets we serve, opportunity for expansion into new markets, and our expectations regarding our business outlook for the December quarter for fiscal 2012. Undue reliance should not be placed on such forward-looking statements and projections, which speak only as of the date they are made. We undertake no obligation to update such forward-looking statements. Actual events and results may differ materially from those in the forward-looking statements and are subject to risks and uncertainties including customer acceptance of our new products, current global economic conditions, the health of our customers and the end markets in which they participate, our ability to forecast end customer demand, a high dependence on turns business, more customer volume discounts than expected, greater product mix changes than anticipated, fluctuations in manufacturing yields, our ability to deliver product in a timely manner, variability in wafer pricing, and other risk factors listed in our most recent Forms 10-K and 10-Q.
About Xilinx
Xilinx is the world’s leading provider of programmable platforms. For more information, visit www.xilinx.com.
Xilinx, the Xilinx logo, Virtex, Spartan, ISE, and other brands designated herein are trademarks of Xilinx in the United States and other countries. All other trademarks are the property of their respective owners.
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XILINX, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Six Months Ended
	Oct. 1,	Jul. 2,	Oct. 2,	Oct. 1,	Oct. 2,
	2011	2011	2010	2011	2010
Net revenues	$555,209	$615,463	$619,666	$1,170,672	$1,214,403
Cost of revenues	200,564	223,132	213,260	423,696	421,436

Gross margin	354,645	392,331	406,406	746,976	792,967

Operating expenses:
Research and development	105,774	106,017	96,578	211,791	191,062
Selling, general and administrative	88,681	96,396	87,174	185,077	171,232
Amortization of acquisition-related intangibles	1,982	1,623	—	3,605	—
Restructuring charges	3,369	—	—	3,369	—

Total operating expenses	199,806	204,036	183,752	403,842	362,294

Operating income	154,839	188,295	222,654	343,134	430,673
Interest and other expense, net	(8,598)	(7,811)	(3,484)	(16,409)	(8,614)

Income before income taxes	146,241	180,484	219,170	326,725	422,059
Provision for income taxes	19,955	26,110	48,275	46,065	92,577

Net income	$126,286	$154,374	$170,895	$280,660	$329,482

Net income per common share:
Basic	$0.48	$0.58	$0.66	$1.06	$1.23

Diluted	$0.47	$0.56	$0.65	$1.03	$1.22

Cash dividends declared per common share	$0.19	$0.19	$0.16	$0.38	$0.32

Shares used in per share calculations:
Basic	264,006	265,313	260,151	264,853	267,355

Diluted	267,927	276,077	263,286	273,009	270,484

XILINX, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	Oct. 1,	Apr. 2,
	2011	2011 *
	(Unaudited)
ASSETS
Current assets:
Cash, cash equivalents and short-term investments	$1,807,545	$1,926,413
Accounts receivable, net	216,416	286,464
Inventories	247,652	264,745
Deferred tax assets and other current assets	142,645	145,164

Total current assets	2,414,258	2,622,786
Net property, plant and equipment	384,893	380,570
Long-term investments	1,048,492	766,452
Other assets	420,156	371,042

Total Assets	$4,267,799	$4,140,850

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued liabilities	$294,945	$268,377
Deferred income on shipments to distributors	72,504	99,763

Total current liabilities	367,449	368,140
Convertible debentures	899,803	890,980
Deferred tax liabilities	433,491	403,990
Other long-term liabilities	74,642	63,123

Stockholders’ equity	2,492,414	2,414,617

Total Liabilities and Stockholders’ Equity	$4,267,799	$4,140,850

*	Derived from audited financial statements

XILINX, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
(Unaudited)
(In thousands)

	Three Months Ended
	Oct. 1,	Jul. 2,	Oct. 2,
	2011	2011	2010

SELECTED CASH FLOW INFORMATION:
Depreciation	$13,396	$13,698	$12,747
Amortization	4,326	3,710	1,943
Stock-based compensation	16,899	13,767	15,421
Net cash provided by operating activities	199,584	237,694	41,616
Purchases of property, plant and equipment	17,628	13,789	15,177
Payment of dividends to stockholders	50,348	50,456	41,645
Repurchases of common stock	111,537	65,654	32,976
Proceeds from issuance of common stock to employees and excess tax benefit	28,369	31,450	41,816

STOCK-BASED COMPENSATION INCLUDED IN:
Cost of revenues	$1,284	$1,310	$1,312
Research and development	8,103	6,487	7,341
Selling, general and administrative	7,512	5,970	6,768